UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2008

(Exact name of registrant as specified in its charter)

Kentucky	0-1469	61-0156015
(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208
(Address of principal executive offices)
(Zip Code)

(502) 636-4400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On April 7, 2008, the Compensation Committee of the Board of Directors of Churchill Downs Incorporated (the “Company”) entered into a Transition and Separation Agreement (the “Agreement”) with C. Kenneth Dunn.  The Agreement generally provides that upon Mr. Dunn's termination of employment, which is expected to occur prior to August 1, 2008, subject to the effectiveness of a release of claims against the Company, Mr. Dunn would be entitled to the following:  a completion bonus of $310,000, severance payment of $125,117, Company-paid COBRA continuation until February 28, 2010, payment of  $8,000 in lieu of outplacement assistance, accelerated vesting with respect to 5,480 shares of restricted stock, and a pro rata payment of the Incentive Compensation Plan bonus in the amount of $58,388.  The Agreement also provides for two-year non-competition and non-solicitation provisions.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Transition and Separation Agreement between Churchill Downs Incorporated and C. Kenneth Dunn.
	99.1	Press Release issued by Churchill Downs Incorporated, dated April 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

April 9, 2008	/s/ Robert L. Evans
Robert L. Evans President & Chief Executive Officer

Exhibit Index

EXHIBIT NO.	DESCRIPTION
10.1	Transition and Separation Agreement between Churchill Downs Incorporated and C. Kenneth Dunn.
99.1	Press Release issued by Churchill Downs Incorporated, dated April 9, 2008.